                                                                  EXHIBIT 10.18A

                              LICENSE AGREEMENT

         THIS AGREEMENT is made and entered into as of the date last entered below ("the Effective Date"), by and between Joseph R. Lakowicz, Ph.D., an individual having an address of 10037 Fox Den Road, Ellicott City, Maryland 21042 ("DR. LAKOWICZ") and SpectRx, Inc., a Delaware corporation having its principal office at 6025A Unity Drive, Norcross, Georgia 30071 ("SRX").

         WHEREAS, DR. LAKOWICZ owns rights in and to technology relating to fluorescence spectroscopy, including the Licensed Technology further described and defined below;

         AND WHEREAS, SRX desires to obtain the exclusive right to utilize the Licensed Technology;

         NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.       Definitions

         As used herein:

         1.1     "Licensed Patents" means:

                 (a) United States Patent Application Serial No. 08/183,238, filed April 12, 1993, entitled "Fluorescent Energy Transfer Immunoassay";

                 (b) Canadian Patent Application No. 2087413, filed January 15, 1993, entitled "Fluorescent Energy Transfer Immunoassay";

                 (c) European Patent Application No. 93400091.0, filed January 15, 1993, entitled "Fluorescent Energy Transfer Immunoassay";

                 (d) Japanese Patent Application No. 006057/1993, filed January 15, 1993, entitled "Fluorescent Energy Transfer Immunoassay";

                 (e) United States Patent Application Serial No. 08/403,554, filed March 14, 1995, entitled "pH and pCO2 Sensing by Luminescent Lifetimes and Energy Transfer";

                 (f) Canadian Patent Application No. 2087412, filed January 15, 1993, entitled "pH and pCO2 Sensing by Luminescent Lifetimes and Energy Transfer";

                 (g) European Patent Application No. 93400089.4, filed January 15, 1993, entitled "pH and pCO2 Sensing by Luminescent Lifetimes and Energy Transfer";
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                 (h)      Japanese Patent Application No. 006047/1993, filed
January 18, 1993, entitled "pH and pCO2 Sensing by Luminescent Lifetimes and Energy Transfer";

                 (i) United States Patent Application Serial No. 08/173,277, filed December 27, 1993, entitled "Chemical Sensing by Phase-Modulation Fluorometry";

                 (j) European Patent Application No. 92911548.3, filed May 4, 1992, entitled "Chemical Sensing by Phase-Modulation Fluorometry";

                 (k) United States Patent Application Serial No. 08/102,806, filed August 6, 1993, entitled "Method for Optically Measuring Chemical Analytes";

                 (l) United States Patent No. 5,409,835, issued April 25, 1995, entitled "Long-Wavelength Fluorescent Probe Compounds for Calcium Ions and their Use in Ratiometrically Measuring Calcium Ion Concentrations";

                 (m) United States Patent Application Serial No. 08/094,016, filed July 23, 1993, entitled "Apparatus for Multi-Dimensional Phase Fluorescence Lifetime Imaging";

                 (n) European Patent Application No. 92903893.3, filed January 23, 1992, entitled "Method and Apparatus for Multi-Dimensional Phase Fluorescence Lifetime Imaging";

                 (o) U.S. Patent No. 5,246,867, issued September 21, 1993, entitled "Determination and Quantification of Saccharides by Luminescence Lifetimes and Energy Transfer";

                 (p) Canadian Patent Application No. 2087411, filed January 15, 1993, entitled "Determination and Quantification of Saccharides by Luminescence Lifetimes and Energy Transfer";

                 (q) European Patent Application No. 93400090.2, filed January 15, 1993, entitled "Determination and Quantification of Saccharides by Luminescence Lifetimes and Energy Transfer";

                 (r) Japanese Patent Application No. 006052/1993, filed January 18, 1993, entitled "Determination and Quantification of Saccharides by Luminescence Lifetimes and Energy Transfer";

                 (s) United States Patent No. 5,196,709, issued March 23, 1993, entitled "Fluorometry Method and Apparatus Using a Semiconductor Laser Diode as a Light Source";

                 (t) United States Patent No. 5,281,828, issued January 25, 1994, entitled "Phase Fluorometry using a Modulated Electroluminescent Lamp as a Light Source";

                 (u) United States Patent Application Serial No. 08/150,122, filed April 12, 1993, entitled "Method and Apparatus for Performing Phase Fluorescence Lifetime Measuring in Flow Cytometry";





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                 (v)      European Patent Application No. 91918387.1, filed
October 10, 1991, entitled "Method and Apparatus for Performing Phase Fluorescence Lifetime Measuring in Flow Cytometry";

                 (w) United States Patent Application Serial No. 08/330,743, filed October 28, 1994, entitled "Long Lifetime Anisotropy (Polarization) Probes for Clinical Chemistry, Immunoassays, Affinity Assays and Biomedical Research";

                 (x) International Application No. PCT/US95/ __________, filed October 27, 1995, entitled "Long Lifetime Anisotropy (Polarization) Probes for Clinical Chemistry, Immunoassays, Affinity Assays and Biomedical Research";

                 (y) all patents which issue from such applications and all divisionals, continuations, reissues, extensions, and foreign counterparts of these applications and patents, and all utility models, design registrations or similar rights corresponding thereto.

         1.2 "Licensed Technology" means the Licensed Patents and all designs, technical information, know-how, knowledge, data, specifications, test results and other information (including designs, technical information, know-how, knowledge, data, specifications, test results and other information previously disclosed to SRX) relating to medical applications under the Licensed Patents.

         1.3     "Licensed Territory" means the entire world.

         1.4 "Licensed Method" means any method which is claimed in a pending patent application or covered by an issued, unexpired claim of a patent contained in the Licensed Patents.

         1.5 "Licensed Product(s)" means any product which is claimed in a pending patent application or covered by an issued, unexpired claim of a patent contained in the Licensed Patents.

         1.6     "Affiliate" means an entity of which SRX has at least twenty
(20) percent ownership, or an entity having at least twenty (20) percent ownership of SRX.

         1.7 "Net Selling Price" of a Licensed Product means the gross selling price to an unrelated purchaser of such Licensed Product from SRX or an Affiliate or sublicensee less only:

                 (a) customary trade discounts or allowances actually allowed and taken;

                 (b) any freight or other transportation costs, insurance charges, duties and tariffs separately invoiced to and paid or reimbursed by such unrelated purchaser;

                 (c) returns which are accepted by SRX or such Affiliate or sublicensee from such unrelated purchaser; and

                 (d) sales or excise taxes which SRX or such Affiliate or sublicensee is obligated to pay.





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         1.8     "Net Sales" of Licensed Products means the sum of the Net
Selling Price of each Licensed Product sold by SRX or an Affiliate or sublicensee to an unrelated purchaser.

         1.9 "Agreement" means this Agreement including all Exhibits attached to this Agreement together with any written amendments of any of the foregoing.

2.       Grant of License

         2.1 License. Subject to the exceptions of paragraph 11.2, DR. LAKOWICZ hereby grants to SRX the exclusive right and license to use and exploit the Licensed Technology to make, have made, use, market, lease and sell Licensed Products and to practice Licensed Methods in the Licensed Territory during the term of this Agreement unless sooner terminated as provided in this Agreement. The license granted herein with respect to the Licensed Patents listed in paragraph 11.2 is subject to the prior agreement between the University of Maryland and Becton, Dickinson and Company, referred to in paragraph 11.2.

         2.2 Sublicenses. SRX shall be allowed to grant sublicenses under this Agreement.

         2.3 Development Information. Upon execution of this agreement, DR. LAKOWICZ shall provide SRX or its nominees with the Licensed Technology and all information relating to the development of the Licensed Technology, including but not limited to blueprints, working drawings, and data and information relating to manufacture of Licensed Products.

3.       Royalties, Payments and Reimbursement

         3.1 Lump Sum Payments. In partial consideration of the right and license granted in the Agreement and regardless of any obligation to pay royalties, SRX shall pay to DR. LAKOWICZ the sum of fifteen thousand dollars (US$15,000.00) within seven (7) days after the Effective Date of this Agreement. Subject to the provisions of paragraph 10.4(b), SRX shall also pay to DR. LAKOWICZ a maintenance fee of ten thousand dollars (US$10,000.00) within seven (7) days after each anniversary of the Effective Date in which this Agreement is in force.

         3.2 Timing of Royalty Payments. Royalties shall be paid quarterly, within thirty (30) days after each calendar quarter ending March 31, June 30, September 30, and December 31 of each year in which this Agreement is in force.

         3.3 Calculation of Royalty Payments. For a particular calendar quarter, the royalty payment due pursuant to paragraph 3.2 shall be the sum of
(a) three (3) percent of the Net Sales of Licensed Products manufactured by or for SRX or an Affiliate and sold by SRX and its Affiliates and any sublicensees during such quarter in each country in the Licensed Territory in which a patent of the Licensed Patents exists or a patent application of the Licensed Patents is pending, and (b) one and one-half (1 1/2) percent of the Net Sales of Licensed Products manufactured by or for SRX or an Affiliate and sold by SRX and its Affiliates and any sublicensees during such quarter in each country





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

in the Licensed Territory in which no patent of the Licensed Patents exists or no application of the Licensed Patents is pending.

         3.4 Minimum Royalty Payments. Commencing at the end of the calendar quarter following the fourth anniversary of the Effective Date of this Agreement ("Year 5") and subject to the provisions of paragraph 10.4(b), SRX shall be obligated to make minimum royalty payments to DR. LAKOWICZ as provided in paragraph 3.5.

         3.5 Calculation of Minimum Royalty Payment. In the event the sum of the royalties due pursuant to paragraphs 3.3 and 3.7 for the calendar year commencing Year 5 and each subsequent year does not exceed one hundred thousand dollars (US$100,000.00), SRX shall also pay DR. LAKOWICZ, at the appropriate time under paragraph 3.2, the difference between the royalties due for such years pursuant to paragraphs 3.3 and 3.7 and one hundred thousand dollars (US$100,000.00). The effect of this provision is to provide DR. LAKOWICZ a minimum royalty payment of one hundred thousand dollars (US$100,000.00) for each year commencing Year 5, payable in arrears.

         3.6 No Multiple Royalties. No multiple royalties shall be payable because any Licensed Product is covered by more than one patent within the Licensed Patents.

         3.7 Royalties Paid by Sublicensees for Licensed Technology. If SRX sublicenses Licensed Technology pursuant to paragraph 2.2, for sales under such sublicense of Licensed Products which are not manufactured by or for SRX or an Affiliate, SRX shall pay to DR. LAKOWICZ, at the appropriate time under paragraph 3.2, fifty (50) percent of the royalties actually received by SRX from the sublicensee rather than any royalties calculated under paragraph 3.3.

4.       Improvements In Licensed Technology

         4.1 Notification of Improvements. DR. LAKOWICZ shall promptly inform SRX of any improvements to the Licensed Technology developed or acquired by DR. LAKOWICZ during the term of this Agreement, except where such improvements are subject to DR. LAKOWICZ' employment agreement with the University of Maryland. Improvements in the Licensed Technology developed during the term of this Agreement which are owned or controlled by DR. LAKOWICZ and not subject to DR. LAKOWICZ' employment agreement with the University of Maryland automatically become part of the Licensed Technology. DR. LAKOWICZ will not communicate confidential University of Maryland-owned information to SRX without a suitable Confidentiality Agreement between the University of Maryland and SRX as set forth in paragraph 9.2. SRX recognizes that other work is performed in DR. LAKOWICZ' laboratory that is fluorescence-based but which is not Licensed Technology and which is not related to this Agreement.





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5.       Records

         5.1 Records of Sales. SRX shall at all times during the term of this Agreement keep at its principal place of business true and accurate records of all sales subject to Section 3 of this Agreement in such form and manner that royalties owed hereunder to DR. LAKOWICZ may be readily and accurately determined.

         5.2 Inspection. Once annually, an independent certified public accountant acceptable to SRX shall have the right, at DR. LAKOWICZ' expense, during normal business hours and after providing at least five business days' notice, during the period of this Agreement, to examine those records of SRX which may reasonably be needed for the purpose of verifying the amounts owed to DR. LAKOWICZ hereunder and the accuracy of the reports furnished by SRX under
Section 6 of this Agreement. Such certified public accountant shall maintain the confidentiality of all confidential information obtained by it from examination of SRX's records and shall use such information only for the purposes of this Agreement.

6.       Reports

         6.1 Quarterly Reports. When making each royalty payment pursuant to Section 3, SRX shall prepare and deliver to DR. LAKOWICZ a true and accurate report, giving such particulars of the business conducted by SRX and its sublicensees during the preceding calendar quarter as is required to calculate the royalties due DR. LAKOWICZ hereunder. If no payment is due for a particular calendar quarter, SRX shall so report.

7.       Patent Maintenance

         7.1 Responsibility. SRX shall be responsible for the payment of all fees, costs, and expenses paid or incurred connected with the payment of any maintenance fee or annuities to maintain the Licensed Patents licensed to SRX under this Agreement and for filing and prosecuting all patent applications relating to Licensed Technology licensed to SRX during the term of this Agreement. SRX shall involve DR. LAKOWICZ' regular patent attorney in such prosecution for two (2) years following the Effective Date; provided, however, that during such two-year period such regular patent attorney shall, in SRX's opinion, provide satisfactory and cost-effective performance. DR. LAKOWICZ shall cooperate (and cause his employees and agents to cooperate) as reasonably requested by SRX in any such filings and prosecutions, such cooperation to include executing or supplying without additional compensation all papers (including those evidencing the grant of the license to SRX under this Agreement) and other instruments, information, or testimony deemed appropriate by SRX for such filings and prosecutions. If SRX, in its sole discretion, elects not to file a patent application or not to continue prosecuting a patent application relating to Licensed Technology in a particular country, DR. LAKOWICZ shall have the right, at his sole expense, to file or continue prosecuting and to maintain such application and, as to such application and any patent issuing thereon, SRX's rights and license shall be non-exclusive rather than exclusive.





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

         7.2 Notification. SRX shall, within fourteen (14) days of the event, advise DR. LAKOWICZ of the filing of any patent application under paragraph 7.1 and, as appropriate, advise DR. LAKOWICZ of the prosecution of such application and maintenance of any patent issuing thereon.

         7.3 Inventions Made by SRX. Inventions made by SRX relating to the subject matter of the Licensed Technology, and any patents based thereon, shall belong to SRX.

8.       Patent Infringement

         8.1 Notice of Infringement. SRX and DR. LAKOWICZ shall take all reasonable steps to protect the Licensed Patents in all parts of the Licensed Territory, and each of DR. LAKOWICZ and SRX shall give prompt notice to the other of any infringement or threatened or suspected infringement thereof that shall at any time come to his or its knowledge together with such detailed information as shall from time to time be available to such party relating to such infringement or threatened or suspected infringement.

         8.2 Defense. In the event that a declaratory judgment action, cancellation, opposition or similar proceeding alleging invalidity, unenforceability or noninfringement of any of the Licensed Patents shall be brought by a third party against DR. LAKOWICZ, SRX shall have the right to defend or settle such action or proceeding; provided, however, that if SRX determines at any time that it does not desire to defend (or continue to defend) such action, SRX shall promptly so advise DR. LAKOWICZ, and DR. LAKOWICZ shall then have the right to defend (or continue to defend) such action at DR. LAKOWICZ' expense.

         8.3 Infringement Suits. SRX shall be responsible for instituting legal action against infringers of the Licensed Patents, if it is of the opinion that such infringement will seriously affect its business. The decision to institute or settle legal action will be solely that of SRX. If DR. LAKOWICZ disagrees with SRX's decision not to institute legal action against infringers, DR. LAKOWICZ shall have the option to institute legal action for patent infringement at his own expense and the right to retain all damages (including attorneys' fees) obtained as a result of such legal action. If SRX chooses to institute legal action against infringers, it shall be entitled to deduct its costs relating to each such legal action from any damages (including attorneys' fees) obtained as a result of the action. Should any monies then remain of the damages, SRX shall retain seventy-five (75) percent of such remaining monies and shall pay to DR. LAKOWICZ the other twenty-five (25) percent of such remaining monies.

         8.4 Cooperation. In any suit either party may commence or defend against a third party pursuant to its rights under this Agreement in order to enforce or defend the validity or enforceability of the Licensed Patents, the other party shall, at the request and expense of the party initiating or defending such suit, cooperate in all respects and, to the extent possible, have its or his employees testify when requested and make available relevant records, papers, information, samples, specimens and the like.

9.       Confidentiality

         9.1     Agreement Terms.

                 (a) During the term of this Agreement and for five (5) years thereafter, SRX shall not divulge to any third party (excluding its employees, Affiliates, and sublicensees) any written information provided by DR. LAKOWICZ pursuant to paragraph 2.3 and prominently marked "CONFIDENTIAL" when so provided; provided, however, that SRX shall not be obligated to maintain as confidential any information now or hereafter in the public domain through no fault of SRX, any information in SRX's possession prior to May 1, 1995, or any information ordered to be divulged by a court of competent jurisdiction.

                 (b) During the term of this Agreement and for five (5) years thereafter, DR. LAKOWICZ shall not divulge to any third party any written information provided by SRX and prominently marked "CONFIDENTIAL" when so provided; provided, however, that DR. LAKOWICZ shall not be obligated to maintain as confidential any information now or hereafter in the public domain through no fault of DR. LAKOWICZ, any information in DR. LAKOWICZ' possession prior to May 1, 1995, or any information ordered to be divulged by a court of competent jurisdiction.

         9.2 University of Maryland. Nothing in this Agreement shall require DR. LAKOWICZ to divulge to SRX information provided to him in confidence by the University of Maryland and considered confidential and proprietary to the University of Maryland unless a suitable confidentiality agreement exists between SRX and the University of Maryland.

10.      Term and Termination

         10.1 Duration. The term of this Agreement shall commence upon the Effective Date and, unless sooner terminated as otherwise provided in this Agreement, shall continue for fifteen (15) years or until all patents for Licensed Technology licensed to SRX under this Agreement have expired, whichever is later.

         10.2    Termination of Exclusivity or Agreement.

                 (a) If SRX defaults in any payment or in rendering any report to DR. LAKOWICZ required by this Agreement and remains in default for thirty (30) days after receiving written notice from DR. LAKOWICZ pursuant to paragraph 12.5, DR. LAKOWICZ may convert the exclusive license granted in paragraph 2.1 to a non-exclusive license and reduce by twenty-five (25) percent all annual minimum royalties to be paid pursuant to paragraphs 3.4 and 3.5 and all annual maintenance fees to be paid pursuant to paragraph 3.1, without prejudice to monies previously due to DR. LAKOWICZ.

                 (b) If SRX defaults in performing any other material obligation under this Agreement and remains in default for sixty (60) days after receiving written notice from

DR. LAKOWICZ pursuant to paragraph 12.5, or if SRX is adjudicated bankrupt or insolvent, or if SRX enters into a composition with its creditors, or if a receiver is appointed for any portion of SRX's assets, then DR. LAKOWICZ may terminate this Agreement upon giving written notice to SRX at least thirty (30) days prior to the effective date of the termination.

                 (c) If during the year following the Effective Date SRX fails to make reasonable effort to commercialize or sublicense the Licensed Technology or Licensed Products, then DR. LAKOWICZ may, upon thirty (30) days' written notice to SRX, terminate this Agreement, without prejudice to monies previously due to DR. LAKOWICZ. For purposes of this provision, SRX's expenditure of two hundred fifty thousand dollars (US$250,000.00) in attempting to commercialize or sublicense the Licensed Technology or Licensed Products during this period is per se reasonable effort.

         10.3 Termination by SRX. SRX may terminate this Agreement at any time by giving DR. LAKOWICZ thirty (30) days' prior written notice of SRX's election to terminate. Alternatively, upon thirty (30) days' prior written notice, SRX may convert the exclusive license granted in paragraph 2.1 to a non-exclusive license and reduce by twenty-five (25) percent all annual minimum royalties to be paid pursuant to paragraphs 3.4 and 3.5 and all annual maintenance fees to be paid pursuant to paragraph 3.1, without prejudice to monies previously due to DR. LAKOWICZ.

         10.4 Events Following Termination. If this Agreement is terminated by DR. LAKOWICZ under paragraph 10.2 or by SRX under paragraph 10.3, then:

                 (a) All rights and obligations in relation to the Licensed Technology and improvements thereto made solely by and/or assigned solely to DR. LAKOWICZ shall revert to DR. LAKOWICZ and may be exploited by DR. LAKOWICZ as his unencumbered beneficially owned property.

                 (b) The provisions of Section 3 concerning the payment of royalties shall continue to bind the parties until all royalties payable under this Agreement are paid; provided, however, that no maintenance fee under paragraph 3.1 and no minimum royalty under paragraph 3.4 shall be due to DR. LAKOWICZ for any year commencing on or after the anniversary of the Effective Date of this Agreement most immediately following the date of termination.

                 (c) The termination of this Agreement shall not affect any right of action which may have accrued to either party in respect of any breach prior to the date of such termination.

11.      Warranties

         11.1 DR. LAKOWICZ' Warranties. DR. LAKOWICZ hereby makes the following representations and warranties to SRX, which representations and warranties are true and correct on the date hereof:

                 (a) Except as expressly set forth to the contrary in paragraph 11.2 of this Agreement, DR. LAKOWICZ is the sole owner of the Licensed Patents and Licensed Technology;

                 (b) DR. LAKOWICZ has the right to grant the rights and license granted in this Agreement and has executed no agreement in conflict herewith;

                 (c) Excepting the Licensed Patents, and subject matter which is subject to DR. LAKOWICZ' employment agreement with the University of Maryland, DR. LAKOWICZ has not filed, caused to be filed, or participated in filing any applications for patent, nor has he obtained in his name, or caused to be obtained in the name of another, any patent based on or covering the Licensed Technology;

                 (d) DR. LAKOWICZ is unaware of any knowledge of invalidity of or allegation of invalidity of any claim of any patent in the Licensed Patents; and

                 (e) There are no claims (relating to patent infringement or any other matters), actions, suits, agreements, proceedings, arbitrations or investigations existing or pending or, to the best of DR. LAKOWICZ' knowledge, threatened, against DR. LAKOWICZ or others which if adversely determined would adversely affect the Licensed Technology (or the patentability thereof) or DR. LAKOWICZ, ability to enter into or carry out this Agreement or license Licensed Technology.

         11.2 Licensed Patents Subject to Other Agreement. The following Licensed Patents are subject to a prior agreement between University of Maryland and Becton, Dickinson and Company dated February 16, 1989:

                 (a) United States Patent Application Serial No. 08/183,238, filed April 12, 1993, entitled "Fluorescent Energy Transfer Immunoassay";

                 (b) Canadian Patent Application No. 2087413, filed January 15, 1993, entitled "Fluorescent Energy Transfer Immunoassay";

                 (c) European Patent Application No. 93400091.0, filed January 15, 1993, entitled "Fluorescent Energy Transfer Immunoassay";

                 (d) Japanese Patent Application No. 006057/1993, filed January 15, 1993, entitled "Fluorescent Energy Transfer Immunoassay";

                 (e) U.S. Patent No. 5,246,867, issued September 21, 1993, entitled "Determination and Quantification of Saccharides by Luminescence Lifetimes and Energy Transfer";

                 (f) Canadian Patent Application No. 2087411, filed January 15, 1993, entitled "Determination and Quantification of Saccharides by Luminescence Lifetimes and Energy Transfer";

                 (g) European Patent Application No. 93400090.2, filed January 15, 1993, entitled "Determination and Quantification of Saccharides by Luminescence Lifetimes and Energy Transfer";

                 (h) Japanese Patent Application No. 006052/1993, filed January 18, 1993, entitled "Determination and Quantification of Saccharides by Luminescence Lifetimes and Energy Transfer";

                 (i) United States Patent Application Serial No. 08/150,122, filed April 12, 1993, entitled "Method and Apparatus for Performing Phase Fluorescence Lifetime Measuring in Flow Cytometry"; and

                 (j) European Patent Application No. 91918387.1, filed October 10, 1991, entitled "Method and Apparatus for Performing Phase Fluorescence Lifetime Measuring in Flow Cytometry".

         11.3 University of Maryland Inventions. Inventions which are subject to DR. LAKOWICZ' employment agreement with the University of Maryland are not the property of DR. LAKOWICZ and are not included in Licensed Technology.

12.      Miscellaneous and General

         12.1 Independent Contractor. SRX shall not be the agent of DR. LAKOWICZ and shall have no authority to act for or on behalf of DR. LAKOWICZ in any matter. Persons retained by SRX as employees or agents shall not by reason thereof be deemed to be employees or agents of DR. LAKOWICZ. DR. LAKOWICZ shall not be the agent of SRX and shall have no authority to act for or on behalf of SRX in any matter. Persons retained by DR. LAKOWICZ as employees or agents shall not by reason thereof be deemed to be employees or agents of SRX.

         12.2 Patent Marking. SRX agrees to mark the Licensed Products sold in the United States with all applicable United states patent numbers. All Licensed Products shipped to or sold in other countries shall be to the extent practical marked in such a manner as to conform with the patent laws and practice of the country of sale.

         12.3 Interpretation. The parties are equally responsible for the preparation of this Agreement, and in any judicial proceeding the terms hereof shall not be more strictly construed against one party than the other.

         12.4 Resolution of Disputes. In the event the parties have a dispute or claim of any kind arising under this Agreement that they are unable to resolve through direct communications, such dispute shall be resolved through arbitration pursuant to the rules of the American Arbitration Association; provided, however, that (1) the Federal Rules of Evidence shall apply during any such arbitration, (2) any discovery permitted during such arbitration shall be completed within ninety (90) days of commencement of such arbitration, (3) such arbitration shall be held in Washington, D.C. if SRX asserts a claim against DR. LAKOWICZ, and (4) such arbitration shall be held in Atlanta, Georgia if DR. LAKOWICZ asserts a claim against SRX.

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         12.5    Notices.  All notices, statements and reports required or
contemplated herein by one party to the other shall be in writing and shall be deemed to have been given upon delivery in person or upon the expiration of seven (7) days after deposit in a lawful mail depository, registered or certified mail postage prepaid, and addressed as follows:

         If to SRX:

                 Mr. Mark A. Samuels
                 SpectRx, Inc.
                 6025A Unity Drive
                 Norcross, Georgia 30071
                 Facsimile:  (770) 242-8639

                 With a copy to:

                          Dean W. Russell, Esq.
                          Kilpatrick & Cody
                          Suite 2800
                          1100 Peachtree Street
                          Atlanta, Georgia 30309-4530
                          Facsimile: (404) 815-6555

         If to DR. LAKOWICZ:

                 Joseph R. Lakowicz, Ph.D.
                 10037 Fox Den Road
                 Ellicott City, Maryland 21042

                 With a copy to:

                          Frank Rothwell, Esq.
                          Rothwell, Figg, Ernst, Kurz, P.C.
                          555 13th Street, N.W.
                          Washington, D.C. 20004
                          Facsimile: (202) 783-6031

Either party hereto may change the address to which notices to such party are to be sent by giving notice to the other party at the address and in the manner provided above. Any notice herein required or permitted to be given may be given, in addition to the manner set forth above, by telex, facsimile or cable, provided that the party giving such notice obtains acknowledgment by telex, facsimile or cable that such notice has been received by the party to be notified. Notice made in this manner shall be deemed to have been given when such acknowledgement has been transmitted.

         12.6 Assignments and Inurement. Except to the extent otherwise herein provided, neither party shall grant, transfer, convey, sublicense or otherwise assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld, except in connection with the reorganization or sale of substantially all of the assets of the party's business or as otherwise explicitly permitted in this Agreement, and any attempt to do so shall be of no effect. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

         12.7 Entire Agreement. This Agreement constitutes the entire agreement among DR. LAKOWICZ and SRX with respect to the subject matter hereof and shall not be modified, amended or terminated except as herein provided or except by another agreement in writing executed by the parties hereto.

         12.8 Headings. The section and paragraph headings are for convenience only and are not a part of this Agreement.

         12.9 Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining provisions or portions thereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions or portions thereof shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision. In the event that any provision essential to the commercial purpose of this Agreement is held to be illegal, invalid or unenforceable and cannot be replaced by a valid provision which will implement the commercial purpose of this Agreement, this Agreement and the rights granted herein shall terminate.

         12.10 Choice of Law. This Agreement is acknowledged to have been made in and shall be construed in accordance with the laws of the State of Georgia, United States of America; provided that all questions concerning the construction or effect of Licensed Patents shall be decided in accordance with the laws of the country in which the particular patent application concerned has been filed or granted, as the case may be.

         12.11 Indemnification. SRX shall indemnify, hold harmless and defend (including paying reasonable attorneys' fees) DR. LAKOWICZ from and against any and all losses, including but not limited to injury to persons, property, and the environment, caused by the Licensed Products or arising out of the manufacture, use, sale, promotion or possession of the Licensed Products or any intermediate activity thereof or by the performance of any activities by SRX as a result of this Agreement.

         12.12 Use of Names. SRX shall not use DR. LAKOWICZ' name, or the name of any entity affiliated with DR. LAKOWICZ, in any advertisement or sales material unless it obtains the prior written consent of such person or entity proposed to be named.

         12.13 Research Agreement. SRX agrees to fund a research program under the direction of DR. LAKOWICZ at the University of Maryland, any future employer of DR. LAKOWICZ, or any other organization designated by DR. LAKOWICZ, at a level not less than two hundred fifty thousand dollars (US$250,000.00) per year, which funding is in addition to the expenditures referred to in paragraph 10.2(c).

         12.14 Consulting Services. DR. LAKOWICZ shall render to SRX such services in a consulting capacity at his regular consulting rates as may be requested by SRX to instruct SRX, or its nominees, in all areas pertaining to exploitation of the Licensed Technology; provided, however, that DR. LAKOWICZ shall not be required to expend more than two (2) days per month consulting in such capacity except by mutual agreement of the parties.

         IN WITNESS WHEREOF, DR. LAKOWICZ has executed this Agreement and SRX has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

                                        JOSEPH R. LAKOWICZ, Ph.D.


Date:    November 22, 1995              By:   /s/ Joseph R. Lakowicz, Ph.D.
     -----------------------------         ------------------------------------

                                        SPECTRX, INC.


Date:    November 22, 1995              By:   /s/ Mark A. Samuels
     -----------------------------         ------------------------------------

                                        Name:   Mark A. Samuels
                                             ----------------------------------

                                        Title:   President and Chief
                                                 Executive Officer
                                              ---------------------------------